Exhibit 10.40

AMENDMENT

TO

M.D.C. HOLDINGS, INC. 401(K) SAVINGS PLAN

(as Effective January 1, 1997)

Effective as of January 1, 1997, M.D.C. Holdings, Inc., a Delaware corporation (the “Employer”) established the M.D.C. Holdings, Inc. 401(k) Savings Plan (the “Plan”). Pursuant to Section 13.02 of the Plan, the Plan is hereby amended through the amendment of the Non-Standardized Adoption Agreement and the Defined Contribution Prototype Plan as set forth below:

AMENDMENTS:

1. Section 10.03(F) of the Plan is hereby amended by adding the following to the end thereof:

Effective as of January 1, 2006, Participants shall be restricted to investment in a “Set Percentage” of qualifying Employer securities (“Employer Stock”). The Set Percentage shall be 30% of the Participant’s total account balance. If the percentage of a Participant’s investment in Employer Stock exceeds the Set Percentage on or after the effective date of the Amendment, the Participant will not be compelled to sell Employer Stock in excess of the Set Percentage. However, the Participant may not direct any future contributions to be invested in Employer Stock until the Participant’s investment in Employer Stock is below the Set Percentage.

2. A new Section 8.06(E) is hereby added providing as follows:

Effective as of January 1, 2006, in order to ensure that each Participant has an investment option in a fund other than the fund that invests primarily in Employer Stock, Participants who have elected only the MDC Stock Fund will be required to make at least one additional fund election. If no additional election is made by the Participant, the Participant will be enrolled in the Plan’s default election fund. If the Participant account is invested in Employer Stock in excess of the Set Percentage, any further contributions will be directed to an alternate fund and not to a fund that invests primarily in Employer Stock.

3. A new Section 3.03(A) is hereby added providing as follows:

Effective as of October 24, 2005, the 2005 discretionary matching contribution, if any, made to Participant accounts will be made in Employer Stock, unless the portion of the eligible Participant’s account balance invested in Employer Stock is greater than 25% as of December 31, 2005. If an eligible Participant’s investment in Employer Stock is greater than 25% of the Participant’s total account balance as of December 31, 2005, the Employer’s discretionary matching contribution, if made, will be in cash.

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